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                                                                  EXHIBIT 10.30

                       HAYES MICROCOMPUTER PRODUCTS, INC.
                             VOTING TRUST AGREEMENT

          THIS VOTING TRUST AGREEMENT (the "Voting Trust") is made and entered into this 16th day of April, 1996, by and among DENNIS C. HAYES, an individual resident of Georgia ("Dennis C. Hayes"), HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia corporation (the "Corporation"), and G. DONALD JOHNSON, as Trustee herein (hereinafter, along with any successors, referred to as "Trustee").

                              W I T N E S S E T H :

          WHEREAS,  Dennis C. Hayes owns voting stock in the Corporation; and

          WHEREAS, pursuant to the terms of that certain Shareholders' Agreement dated April 16, 1996, by and between the Corporation, Dennis C. Hayes, Rinzai Limited, ("Rinzai"), Kaifa Technology (H.K.) Limited, Rolling Profit Holdings Limited, Saliendra Pte. Ltd., Lao Hotel (H.K.) Limited, and S.P. Quek Investments Pte Ltd., (as amended from time to time in accordance with the terms thereof, the "Shareholders' Agreement,"), and the parties have agreed that 494,322 shares of the Corporation's stock owned by Dennis C. Hayes shall be held in a nonvoting trust on the terms and conditions herein set forth; and

          WHEREAS, capitalized terms herein shall have the same meaning as defined in the Shareholders' Agreement unless specified otherwise.

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. TRANSFER OF SHARES BY DENNIS C. HAYES. Upon the execution of this Voting Trust, Dennis C. Hayes shall transfer and deposit with the Trustee 494,322 shares of the Common Stock, which constitutes ten percent (10%) of the total number of shares of Common Stock "owned or controlled" (as such terms are defined in the Shareholders' Agreement) by him on the date hereof, by delivering to the Trustee the certificates for such stock, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank, said shares to be held by the Voting Trust. All shares of the Common Stock so transferred to the Trustee shall be registered on the books and records of the Corporation as follows: "G. Donald Johnson as Trustee of the HAYES MICROCOMPUTER PRODUCTS, INC. VOTING TRUST under agreement


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         dated April 16, 1996." If G. Donald Johnson or any subsequent Trustee ceases serving as Trustee herein, the shares of Common Stock held herein shall be so registered in the name of the applicable successor Trustee on behalf of the Voting Trust.

2. VOTING TRUST CERTIFICATES. Upon the receipt by the Trustee of the certificates evidencing Dennis C. Hayes' Common Stock, the Trustee shall issue to Dennis C. Hayes a certificate evidencing his interest in the Voting Trust, said certificate to be in substantially the form set forth on Exhibit "A" attached hereto and by this reference incorporated herein (hereinafter referred to as the "Trust Certificate").

3. VOTING BY TRUSTEE. During the term of this Voting Trust, all shares of Common Stock or any other interest in the Corporation with voting rights held in the Voting Trust (such Common Stock or other interests shall be referred to as the "Voting Interests") shall confer upon the Trustee the full and complete right to vote on all applicable matters of the Corporation for which such Voting Interests are entitled to vote; however, the Trustee shall not vote the Voting Interests and shall only abstain from voting on all such matters. Furthermore, the Trustee shall not grant a proxy to anyone for such vote during the term of this Voting Trust. It is expressly understood and agreed that no voting right shall pass to any person or entity other than the Trustee by or under the Trust Certificates or by or under this Voting Trust, or by or under any other agreement, express or implied, until the termination of the Voting Trust with respect to any Trust Property as defined below in Section 4.

4. OTHER SHAREHOLDER ACTION. Subject to the restriction on exercising any and all rights to vote associated with any of the property held in the Voting Trust (all such property held in the Voting Trust herein shall be referred to as the "Trust Property"), the Trustee shall be entitled to all of the rights and privileges conferred upon an owner of the Trust Property ("Nonvoting Rights"). With respect to the Nonvoting Rights, the Trustee shall act or fail to act with respect to the specific Trust Property which was contributed by, issued or delivered on behalf of the respective holders of the Trust Certificates, in accordance with the written instructions by such holder (or his/its successors or permitted assigns) to the Trustee. However, the Trustee shall not be required to act or fail to act with respect to the Nonvoting Rights which the Trustee reasonably believes will expose the Trustee to damages, claims, investigations, charges (civil or criminal), costs or will otherwise result in any harm to the Trustee. In the event the Trustee acts in accordance with such instructions, then the holder of the Trust Certificate that provided such instructions shall indemnify and hold the Trustee harmless against damages, losses and costs of any kind (including costs of investigation and attorneys fees) from any such action or omission by the Trustee. In the event the Trustee shall not receive such written instructions with respect to the exercise or failure to exercise Nonvoting Rights, the Trustee may act or not act with respect to the Nonvoting Rights and with respect to all other duties of the Trustee not specifically addressed hereunder, in accordance with the exercise of the Trustee's reasonable judgment. However, the Trustee shall assume no

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         responsibility with respect to and shall not be liable for any action taken or any omission by him or his agents and no Trustee shall incur any responsibility by reason of any error of law or of any thing done or omitted unless such act or omission was (i) grossly negligent, or
         (ii) the result of willful misconduct. In the event the Trustee acts or fails to act with respect to Nonvoting Rights without instruction by the applicable holder of the Trust Certificate, and if the Trustee has acted or failed to act in accordance with the preceding two sentences, then the Holder of the applicable Trust Certificate shall indemnify and hold the Trustee harmless against damages, losses and costs of any kind (including costs of investigation and attorneys fees) from any such action or omission by the Trustee. No Trustee shall be required to post or give a bond or other security for the discharge of his or her duties. In the event the Trustee, in his capacity as Trustee of the Voting Trust, becomes party to, prosecutes, defends or intervenes in any legal action or proceeding pertaining to the Trust Property, then the holders of the Trust Certificates shall indemnify and hold the Trustee harmless against damages, losses and costs of any kind (including costs of investigation and attorneys fees) from any such action or proceeding so long as the Trustee's participation in such action or proceeding was in good faith and/or on the advice of counsel and was neither grossly negligent nor constituted willful misconduct. The Trustee shall not be an officer, director, shareholder, agent, consultant (other than legal counsel) or employee of the Corporation.

5. DIVIDENDS. Throughout the term of this Voting Trust, the Trustee shall, within ten (10) days of the date received, distribute to the holders of the Trust Certificates ("Certificate Holders") all cash dividends received by the Trustee with respect to the interests of each such Certificate Holder in the Voting Trust. Such cash dividends shall be distributed to each such Certificate Holder in an amount equal to the amount the Certificate Holder would have received had such Certificate Holder been the record owner of the interests represented by the Trust Certificate. All stock dividends received by the Trustee with respect to the Trust Property (including any stock splits) shall be retained by the Trustee and all such stock shall be subject to the terms of this Voting Trust as fully as if originally deposited by the Shareholders pursuant to the terms of this Voting Trust; provided, however, that upon the receipt of a stock dividend or following a stock split, the Trustee shall issue to the Certificate Holders such additional Trust Certificates as may be necessary to reflect the change in the number of shares of stock being held by the Trustee.

6. COMPENSATION OF TRUSTEE. The Trustee shall receive reimbursement for all expenses reasonably incurred in carrying out the provisions of the Voting Trust and shall receive compensation for acting as Trustee hereunder in a reasonable amount if the Trustee is not an attorney at law and if the Trustee is an attorney at law, the Trustee shall receive as compensation the standard hourly rate charged by such attorney at law for all time expended herewith as Trustee. The Trustee may employ counsel (and the Trustee shall be entitled to employ on behalf of the Voting Trust attorneys at the law firm in which Trustee is a partner or is employed) and such reasonable professional and other assistance as may be convenient for the fulfillment of the purposes of the Voting Trust. The cost

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         of such compensation, expense reimbursement, counsel or other assistance shall be borne by the Corporation.

7. SUCCESSOR TRUSTEE. In the event of the removal, death or resignation of the Trustee, or the continued failure of the Trustee to act as Trustee, the Certificate Holders shall select a successor Trustee by unanimous vote. The Certificate Holders may by unanimous vote remove a Trustee.

8. TRANSFERS AND RECORD OWNERSHIP. Subject to the restrictions on transfer of shares set forth in the Shareholders' Agreement, which restrictions shall apply, mutatis mutandis, to the Trust Certificates, the Trust Certificates shall be transferable at the office of the Trustee by the registered holder thereof either in person or by attorney duly authorized. Upon surrender thereof, according to such rules as the Trustee may from time to time establish, and until so transferred, the Trustee may treat the registered holder as the owner thereof for all purposes whatsoever. Every transferee of a Trust Certificate hereunder shall upon acceptance thereof become a party to this Voting Trust with the same force and effect as if such transferee had signed this Voting Trust and shall be included with the meaning of the term "Dennis C. Hayes" whenever used herein. The Trustee may, in its sole discretion, appoint a registrar for the Trust Certificates and may provide that Trust Certificates shall not be valid unless registered and countersigned by such registrar.

9. TERM. This Voting Trust shall continue for a period of ten (10) years from the date hereof, unless sooner terminated in accordance with the following and if terminated, the Trust Property pertaining to the applicable Certificate Holder shall be released from the Voting Trust and promptly delivered to such Certificate Holder, along with such other documents as may be necessary to transfer the ownership of the Trust Property into the name of the Certificate Holder, in exchange for such Trust Certificate:

                  (a)      Upon the first to occur of the following:

                           (i) The total voting capital stock owned or controlled by Dennis C. Hayes, after giving effect to such termination, constitutes less than forty five percent (45%) of the total voting capital stock of the Corporation;

                           (ii) At the time of the closing of an Initial Public Offering;

                           (iii) at the time of the share exchange pursuant to a merger of the Corporation (where the Corporation is not the survivor);

                           (iv) upon the sale of the Corporation by the sale of substantially all of its assets or any other method of such sale;

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                      (v)      upon the complete liquidation of the Corporation;
                               or

                      (vi) upon Rinzai or its Permitted Transferees (as such term is defined in the Shareholders' Agreement) ceasing to be a shareholder with Voting Rights in the Company.

10.      MISCELLANEOUS.

                      (a) Governing Law. This Voting Trust shall be governed by and construed in accordance with the laws of the State of Georgia.

                      (b) Binding Effect. This Voting Trust shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

                      (c) Headings. The headings used in this Voting Trust are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Voting Trust.

                      (d) Legal Construction. If any one or more of the provisions contained in this Voting Trust for any reason are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Voting Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                      (e) Other Instruments. The parties agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Voting Trust.

                      (f) Amendment. This Voting Trust may be amended or modified by the parties from time to time but only by a written instrument signed by all of the parties hereto and only in accordance with
                               Section 10.7 of the Shareholders' Agreement.

                      (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested and addressed to the parties as follows:

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                                    Dennis C. Hayes
                                    c/o Hayes Microcomputer Products, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia 30092
                                    Telecopy: (770) 840-6830

                                    G. Donald Johnson, Esq.
                                    Parker, Johnson, Cook & Dunlevie
                                    Suite 700
                                    1275 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309-3574
                                    Telecopy: (404) 888-7490

                                    Hayes Microcomputer Products, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia 30092
                                    Attention:  President
                                    Telecopy: (770) 840-6830

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

                                             TRUSTEE:


                                                  /s/ G. Donald Johnson
                                             ----------------------------------
                                             G. Donald Johnson, Trustee


                                             DENNIS C. HAYES


                                                  /s/ Dennis C. Hayes
                                             ----------------------------------
                                             DENNIS C. HAYES, Individually

                                             HAYES MICROCOMPUTER PRODUCTS, INC.

                                             BY:  /s/ Dennis C. Hayes
                                                -------------------------------
                                                 DENNIS C. HAYES, Chairman


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